CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

WINDSWEPT ENVIRONMENTAL GROUP, INC.
BAYSHORE, NEW YORK

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-22491 and No. 333-43305) of our report dated August 13, 1998, relating to the consolidated financial statements of Windswept Environmental Group, Inc. appearing in the Company's Annual Report on
Form 10-KSB for the year ended April 30, 1998.


BDO SEIDMAN, LLP
Melville, New York
August 13, 1998